PROMISSORY NOTE

This Promissory Note (Hereinafter "Note") is entered into by:

Judith Adelstein of 7076 Spyglass Ave Parkland, Florida 33076

(Hereinafter "Lender")

&

Buyrite Club Corp. of 5100 West Copans Ro 5100 West Copans Road Suite 710 Margate. Florida 33063

(Hereinafter "Borrower")

1. PROMISE TO PAY
   The Borrower promises to pay to the Lender the total amount of Five Thousand ($5000), together with interest payable on the unpaid principal at the rate of 3.6 percent per annum, compounded ____________.

   Payments will be delivered to the Lender's address (7076 Spyglass Ave) or such other address as may later be agreed upon by the parties.

2. REPAYMENT
   The amount promised under this Agreement will be repaid in full, as well as accrued interest thereon, if any, , .

   Should the Borrower default in payment, the Borrower shall pay all costs, expenses and all reasonable legal costs incurred by the Lender, for the purpose of collection of this Promissory Note and including reasonable collection charges should collection be referred to a collection agency. These costs will be added to the outstanding principal and will become immediately due.

3. MODIFICATION
   No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

4. BINDING EFFECT
   Except as otherwise provided in this Note, all of the covenants, conditions, and provisions of this Note shall be binding upon the parties hereto and their respective heirs, personal representatives executors, administrators, successors, and assigns.

5. HEADINGS
Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Note.

6. BREACH OF NOTE
The parties acknowledge that no breach of any provision of the Note shall be deemed waived unless evidenced in writing. A waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of the Note.

7. AMENDMENTS
This Promissory Note may be modified or amended by written agreement of both parties.

ADDITIONAL PROVISIONS
1. Funds will be advanced as required
2. Both interest and principal will balloon August 31,2011

8. GOVERNING LAW
This Agreement is governed by the statutory and case law of the State of Florida. The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Agreement in its entirety.

The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Note in its entirety.

Lender Information
Judith Adelstein
7076 Spyglass Ave
Parkland, Florida
33076

Signature: Judith Adelstein

Borrower Information
Buyrite Club Corp.
5100 West Copans Ro 5100 West Copans Road
Suite 710
Margate, Florida
33063

Signature: Judith Adelstein
President

9.

Signed August 31, 2008.